Exhibit 12.1

                               General Media, Inc.
                Computation of Ratio of Earning to Fixed Charges
                             Year Ended December 31,

                                           1993          1994           1995          1996          1997
                                           ----          ----           ----          ----          ----
Income (loss) from continuing
   operations, before income taxes     $14,387,000   $ 3,769,000   $(10,012,000)  $  (701,000)  $(1,915,000)
                                       -----------   -----------   ------------   -----------   -----------

Adjustments to income (loss)
   Interest expense                      3,027,000    10,474,000     10,302,000     9,907,000     9,918,000
   Interest income                         (80,000)     (564,000)      (541,000)     (319,000)     (611,000)
   Interest expense in rental charges      608,000        87,000        689,000       789,000       754,000
                                       -----------   -----------   ------------   -----------   -----------
Adjusted income (loss)                 $17,942,000   $13,766,000       $438,000   $ 9,676,000   $ 8,146,000
                                       ===========   ===========   ============   ===========   ===========
Fixed charges
   Interest expense                    $ 3,027,000   $10,474,000   $ 10,302,000   $ 9,907,000   $ 9,918,000
   Interest expense in rental charges      608,000        87,000        689,000       789,000       754,000
                                       -----------   -----------   ------------   -----------   -----------
Total fixed charges                    $ 3,635,000   $10,561,000   $ 10,991,000   $10,696,000   $10,672,000
                                       ===========   ===========   ============   ===========   ===========
Ratio of earnings to fixed charges             4.9           1.3            0.0           0.9           0.8
                                       ===========   ===========   ============   ===========   ===========